EXHIBIT 3.2
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                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BOSTON SCIENTIFIC CORPORATION


         Boston Scientific Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certified as follows:

         1. The name of the Corporation is Boston Scientific Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 22, 1979, its Restated Certificate of Incorporation was March 31, 1992 and its Second Restated Certificate of Incorporation was March 18, 1994.

         2. This Third Restated Certificate of Incorporation does not amend but only restates and integrates the Second Restated Certificate of Incorporation and all amendments thereto as follows:

         FIRST. The name of the Corporation is Boston Scientific Corporation.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent is Corporation Service Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is:

         To research, manufacture, develop and sell medical products worldwide and, in general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as now in effect or as hereafter amended.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,050,000,000, of which (a) 2,000,000,000 shares shall be Common Stock, $.01 par value, the holders of which shall have one vote for each share so held; and (b) 50,000,000 shares shall be Preferred Stock, $.01 par value.

         Section 1. Preferred Stock.

         The Board of Directors of the Corporation, without the consent of or other action by the stockholders of the Corporation, is authorized to establish and designate from time to time, by resolution duly adopted of the Board of Directors, one or more series within any class of Preferred Stock and, by filing a certificate pursuant to the General Corporation Law of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, option or other rights including without limitation dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, of the shares of each such series and any qualifications, limitations, and

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restrictions thereof. Any action by the Board of Directors under this Article
FOURTH shall require the affirmative vote of a majority of the members of the Board of Directors then in office.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

         (a) To adopt, amend or repeal the By-Laws of the corporation; provided however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, except Sections 2, 3, 5 and 6 of Article II, all of Article III, Sections 2, 3 and 4 of Article IV, and Article IX of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock (as hereinafter defined) of the Corporation, voting together as a single class. Notwithstanding anything contained in this Third Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article SIXTH;

         (b) To the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders of the Corporation, to authorize or create mortgages, liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after acquired property and to exercise all of the powers of the Corporation in connection therewith; and

         (c) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by applicable law or authorized by the By-Laws or by the Board of Directors.

         The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. For the purposes of this Third Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

         SEVENTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional

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Directors under specific circumstances:

         (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation;

         (b) special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the President and shall be called within ten (10) days after receipt of the written request of a majority of the Whole Board; and

         (c) the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or the President or at the request of a majority of the Board of Directors.

         Notwithstanding anything contained in this Third Restated Certificate of Incorporation to the contrary, the affirmative vote of at least eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article SEVENTH. For the purposes of this Third Restated Certificate of Incorporation, "Whole Board" shall mean the total number of Directors which the Corporation would have if there were no vacancies.

         EIGHTH. Section 1. Number, Election and Terms of Directors.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws, but in no case shall the number be less than three
(3) nor more than twenty (20). The directors shall be elected annually by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting; provided that each director serving a three-year term on the date of this amendment may serve out the entirety of his or her term. Directors need not be stockholders of the Corporation.

         Section 2. Stockholder Nomination of Director Candidates.

         Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

         Section 3. Newly Created Directorships and Vacancies.

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         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         Section 4. Removal of Directors.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the stockholders in the manner provided in this
Section 4 of Article EIGHTH. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock, voting together as a single class, may remove such Director or Directors. In any vote required by or provided for in this Article EIGHTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         Section 5. Amendment.

         Notwithstanding anything contained in this Third Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article EIGHTH.

         NINTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock; or (iv) for any transaction from which the Director derives an improper personal benefit. Any amendment or repeal of this Article NINTH shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment or repeal.

         TENTH. The Corporation shall indemnify, defend and hold harmless any person

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who was or is a party, or is threatened to be made a party, and his or her heirs, executors and administrators, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a Director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or other agent, to the fullest extent authorized by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except with respect to proceedings seeking to enforce the rights to indemnification granted herein, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. No provision of this Article TENTH is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of Delaware upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of Delaware or any other law now or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one ore more agreements with any person which provide for indemnification greater or different than that provided in this Article TENTH. Any amendment or repeal of this Article TENTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article TENTH.

         ELEVENTH. The Board of Directors of the Corporation, in determining whether the interests of the Corporation, its subsidiaries and its stockholders will be served by any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation or any subsidiary of the Corporation, (ii) merge or consolidate the Corporation or any of its subsidiaries with or into another institution, or (iii) purchase or otherwise acquire all of substantially all of the properties and assets of the Corporation or any of its subsidiaries, may take into account factors in addition to potential economic benefits to stockholders. Such factors may include: (a) comparison of the proposed consideration to be received by stockholders in relation to the ten current market price of the capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent

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entity; (b) the impact of such a transaction on the customers and employees of the Corporation, and its effect on the communities in which the Corporation is located; and (c) the ability of the Corporation to fulfill its objectives under applicable statues and regulations.

         The term "offer" as used in this Article ELEVENTH includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

         TWELFTH. The Corporation may not purchase any shares of its stock from any person, entity or group that beneficially owns five percent (5%) or more of the Voting Stock at a price exceeding the average closing price for the twenty
(20) trading business days prior to the purchase date, unless a majority of the Corporation's Disinterested Stockholders (as hereinafter defined) approve the transaction. The restrictions on the purchases by the Corporation under this Article TWELFTH do not apply (i) to any offer to purchase shares of a class of the Corporation's stock which is made on the same terms and conditions to all holders of that class of stock; (ii) to any purchase of stock owned by such a five percent (5%) stockholder occurring more than two (2) years after such stockholder's last acquisition of the Corporation's stock; (iii) to any purchase of the Corporation's stock in accordance with the terms of any stock option or employee benefit plan; or (iv) to any purchase at prevailing market prices pursuant to a stock repurchase program.

         For purposes of this Article TWELFTH, the term "Disinterested Stockholders" means holders of less than five percent (5%) of the Voting Stock.

         THIRTEENTH. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

         FOURTEENTH. The private property of the stockholders of the Corporation shall not be subject to the payment of the corporate debts to any extent whatsoever.

         FIFTEENTH. No contract or other transaction between the Corporation and any person, firm, association or corporation and no act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such

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person, firm, association or corporation. Any Director so interested or related who is present at any meeting of the Board of Directors or committee or directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he was not so interested or related. No Director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or any stockholder or creditor thereof for any loss incurred by the Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

         SIXTEENTH. Meetings of stockholders may be held outside of the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders are granted subject to this reservation.

         3. This Third Restated Certificate of Incorporation was duly adopted by written consent of the Board of Directors in accordance with the applicable provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Boston Scientific Corporation has caused this Certificate to be signed by Paul W. Sandman, its Executive Vice President, Secretary and General Counsel, and attested by Lawrence J. Knopf, its Vice President, Assistant Secretary and Assistant General Counsel, this 27th day of July, 2007.



                                          BOSTON SCIENTIFIC CORPORATION


                                          By: /s/ Paul W. Sandman
                                              --------------------------
                                              Paul W. Sandman, Executive Vice
                                              President, Secretary and General
                                              Counsel

ATTEST:


By: /s/ Lawrence J. Knopf
    -------------------------------
    Lawrence J. Knopf, Vice President,
    Assistant Secretary and Assistant
    General Counsel


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